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                                                                  EXHIBIT 3.(ii)

                                    BY-LAWS
                                       OF
                              INLAND STEEL COMPANY
                (as Amended to and Including November 22, 1994)



                                   ARTICLE I

                                    OFFICES

  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

         Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors.

         Section 2. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be the fourth Wednesday of May each year or such other date as may be determined by the Board of Directors.

         Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board, the Vice Chairman of the Board, the President, the Board of Directors or by the holders of at least a majority of the outstanding shares of stock of the Corporation then entitled to vote in an election of Directors and shall be called by the Secretary at the direction of the Chairman of the Board, the Vice Chairman of the Board, the President, the Board of Directors or the holders of at least a majority of the outstanding shares of stock of the Corporation then entitled to vote in an election of Directors.

         Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given, unless otherwise required by law, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called. If mailed such notice

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shall be deemed to be delivered to a stockholder when deposited in the United
States Mail in a sealed envelope addressed to the stockholder at his or her address as it appears on the records of the Corporation with postage thereon prepaid.

         Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have the power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 6. Voting. At all meetings of the stockholders, each stockholder of record on the record date for the meeting shall be entitled to vote, in person or by proxy, the shares of voting stock owned of record by such stockholder of record on the record date. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock entitled to be voted present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 7. Informal Action By Stockholders. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                  ARTICLE III

                                   DIRECTORS

         Section 1.       General Powers.  The business and affairs of the

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Corporation shall be managed and controlled by or under the direction of a
Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

         If a Chairman of the Board has been elected pursuant to the applicable provisions of these By-laws, immediately upon his or her death, physical or mental incapacity, or other inability to act (other than due to absence for a brief and identifiable period), the Chairman of the committee responsible for recommending candidates to fill vacancies on the Board of Directors of Inland Steel Industries, Inc. (the "Nominating Committee Chairman") shall assume the position of Chairman of the Board and responsibility for performing all functions, authorities and duties thereof, and shall serve in such capacity until his or her successor is duly elected and qualified pursuant to the applicable provisions of these By-laws or until his or her earlier resignation or removal. The Nominating Committee Chairman shall have sole discretion to determine, at any time and from time to time, whether the Chairman of the Board is physically or mentally incapacitated, otherwise unable to act, or absent for other than a brief and identifiable period and shall, immediately upon making such a determination or learning of the death of the Chairman of the Board, notify each member of the Board of Directors of the Company and each officer of the Company of the relevant facts and circumstances.

         Section 2. Number, Qualification and Tenure. The Board of Directors shall consist of not fewer than three (3) directors nor more than eighteen (18) directors. Within the limits above specified, the number of Directors shall be determined from time to time by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

         Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Directors then in office (even if less than a quorum), and each Director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

         Section 4. Place of Meetings. The Board of Directors may hold meetings, whether regular or special, within or without the State of Delaware.

         Section 5.       Regular Meetings.  The Board of Directors shall
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hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

         Section 6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Vice Chairman of the Board or the President. Special meetings of the Board shall be called by the Secretary on the written request of any Director. Notice of special meetings should be given at least one day before any such meetings.

         Section 7. Quorum. At all meetings of the Board of Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 8. Organization. The Chairman of the Board, if elected pursuant to the applicable provisions of these By-laws or serving pursuant to
Section 3 of this Article, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board is not elected pursuant to the applicable provisions of these By-laws or serving pursuant to Section 3 of this Article or, if so elected or serving, is not present, the Vice Chairman of the Board, if any, or if a Vice Chairman of the Board is not elected or, if elected, is not present, the President or, in the absence of the President, a Director chosen by a majority of the Directors present shall act as chairman at meetings of the Board of Directors.

         Section 9. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate not fewer than five (5) and not more than nine (9) Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional Directors as alternate members of the Executive Committee (so long as the aggregate number of members of the Executive Committee does not exceed nine (9)) to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or are otherwise unavailable to act as members of the Executive Committee. In the absence or disqualification of a
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member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

         Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors, but subject always to the final control of the Board of Directors except where rights of third parties have intervened. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

         Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the Chairman of the Executive Committee or any two (2) members of the Executive Committee. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure. Notice of Executive Committee meetings shall be given at least one day before such meetings.

         Section 10. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of one or more Directors. Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the

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resolution designating the committee.  Each committee shall keep a record of its proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

         Section 11. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 12. Attendance by Telephone. Members of the Board of Directors, or of any committee, may participate in a meeting of the Board of Directors, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 13. Compensation. The Board of Directors shall have the authority to fix the compensation of Directors, which may include reimbursement for their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

                                   ARTICLE IV

                                    OFFICERS

  Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, a Treasurer, and a Controller. The Board of Directors may also elect a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board of Directors shall deem appropriate. Any number of offices may be held by the same person.

  Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.
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  Section 3.  Chairman of the Board.  The Chairman of the Board, if and when elected, shall preside at meetings of directors and of stockholders, and shall have such other functions, authority and duties as customarily appertain to the office of the chairman of the board of a business corporation or as may be prescribed by the Board of Directors. During any period when there is no Chief Executive Officer, the Chairman of the Board shall be the chief executive officer of the Corporation and, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

  Section 4. Vice Chairman of the Board. The Vice Chairman of the Board, if and when elected, shall, in case of the absence of the Chairman of the Board for any brief and identifiable period, have and exercise the powers and duties of the Chairman of the Board. He or she shall have such other duties and powers as may be assigned to him by the Board of Directors, the Executive Committee or the Chairman of the Board.

  Section 5. Chief Executive Officer. The Chief Executive Officer, if and when elected, shall be the chief executive officer of the Corporation and, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be assigned to him by the Board of Directors, the Executive Committee or the Chairman of the Board.

  Section 6. President. During any period when there shall be a Chairman of the Board or Chief Executive Officer, the President shall be the chief operating officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors, the Executive Committee, the Chairman of the Board or the Chief Executive Officer. During any period when there shall not be a Chairman of the Board or Vice Chairman of the Board, the President shall be the chairman of the board of the Corporation and, as such, shall have the functions, authority and duties provided for the office of Chairman of the Board. During any period when there shall not be a Chairman of the Board, Vice Chairman of the Board or Chief Executive Officer, the President shall be the chief executive officer of the Corporation and, as such, shall have the functions, authority and duties provided for the office of Chief Executive Officer.

Section 7. Vice Presidents. Each Vice President shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the

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Board,the Vice Chairman of the Board, the Chief Executive Officer, the
President or the Executive Committee.

  Section 8. Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for any standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Executive Committee. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest such affixing of the seal.

  Section 9. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or failure to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Executive Committee.

  Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or the Executive Committee. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, keeping proper records of such disbursements, and shall render to the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Controller, and the Board of Directors and the Executive Committee at its regular meetings or when the Board of Directors or the Executive Committee so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Controller.

  Section 11. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Treasurer or the Executive Committee.

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  Section 12.  Controller.  The Controller shall be the chief financial officer and the chief accounting officer of the Corporation. The Controller shall, when proper, approve all bills for purchases, payrolls, and similar instruments providing for disbursement of money by the Corporation, for payment by the Treasurer, shall be in charge of and maintain books of account and accounting records of the Corporation, and shall perform such other acts as are usually performed by a controller of a corporation. The Controller shall render to the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors, and the Executive Committee, such reports as any thereof may require.

  Section 13. Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Executive Committee.


                                   ARTICLE V

                             CERTIFICATES OF STOCK

         Section 1. Form. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or another officer of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signature may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

         Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

         Section 3. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his or her legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

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                                   ARTICLE VI

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer or employee of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an agent of the Corporation), or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was serving at the request of the Corporation as an agent of another such entity), against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer or employee of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an agent of the Corporation), or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was serving at the request of the Corporation as an agent of another such entity), against expenses (including attorneys'
fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably


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believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 3. To the extent that a Director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 4. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 and 2 of this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 5. Expenses incurred by an officer or Director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

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         Section 7.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

         Section 8. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall (except to the extent, if any, provided by the Board of Directors at the time of any indemnification by the Corporation of a person by reason of the fact that he or she is or was an agent of the Corporation or is or was serving at the request of the Corporation as an agent of another entity) continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 9. No repeal or modification of any of the provisions of this Article (other than any modification which does not impair any rights or obligations hereunder) shall affect any rights or obligations under this Article of or to any person who is or was a director, officer or employee of the Corporation with respect to any action, suit or proceeding (whether brought before or after such repeal or modification) based in whole or in part on any state of facts existing at the time of or before such repeal or modification.

                                  ARTICLE VII

                            DIVISIONS OF THE COMPANY

         The Board of Directors may from time to time create unincorporated divisions of the Company. The Chairman of the Board of the Company may appoint members of a board of directors of any such division, who, as such, shall not be directors of the Company. The directors of a division, if so appointed, shall exercise active administrative and operational supervision and control over the business, properties and employees of the division, and shall have such other duties and powers as may be assigned to it by the Chairman of the Board of Directors of the Company, all subject to the control of the Board of Directors of the Company. The Chairman of the Board of the Company may at any time terminate the appointment of any member of the board of directors of any division. The board of directors of each division may adopt by-laws for the division, and such by-laws, if so adopted, may be amended or repealed from time to time by the board of directors of the division or by the Chairman of the Board of the Company. Each

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                                     - 13 -


such division may have such officers (including, among other officers, a division President and one or more Vice Presidents), who, as such, shall not be officers of the Company, as the Chairman of the Board of the Company shall appoint. The terms of office, compensation, duties, powers (including, among other powers, general or specific authority to execute and deliver, in the name and on behalf of the Company, contracts, leases, checks, drafts or other orders of the payment of money, and other written instruments affecting or relating to the business and operations of the respective divisions), and other terms of employment of division officers, may be fixed, and may be terminated or changed from time to time, by the Chairman of the Board of the Company. The Chairman of the Board of the Company may delegate to the board of directors of the division, upon such conditions as he may specify, the authority to appoint division officers and to determine, terminate, or change the terms of office, compensation, duties, powers and other terms of employment of such division officers. Any person who is a director or employee of the Company may also be appointed a director or officer of a division or divisions.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

         Section 2. Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section 3. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                   ARTICLE IX

                                   AMENDMENTS

         These By-laws may be altered, amended or repealed or new By-laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the By-laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.